Exhibit 99.1

                  1984 STOCK OPTION PLAN OF FOSTER WHEELER INC.
     (As amended and restated as of the date set forth in Article 9 hereof)


1.       Purpose

         This 1984 Stock Option Plan (the "Plan") is intended to increase incentive and encourage ownership of common shares of FOSTER WHEELER LTD. ("Parent"), the indirect owner of all of the outstanding capital stock of FOSTER WHEELER INC. (the "Company"), on the part of certain key executive employees of the Company or of other corporations which are or become subsidiaries of the Company or of Parent (the "Subsidiaries"). It is also the purpose of the Plan to increase the proprietary interest of such employees in the success of the Company and the Subsidiaries, and to encourage them to remain in the employ of the Company or of the Subsidiaries.

2.       Shares

         The shares subject to the options shall be newly issued, or reacquired, common shares of Parent (the "Common Shares"). The total amount of the Common Shares on which options may be granted is 1,700,000 shares.

         In the event that any outstanding option under the Plan expires or is terminated, Common Shares allocable to the unexercised portion of such option may again become subject to an option under the Plan.

3.       Administration

         The Plan shall be administered by the Board of Directors of the Company (the "Company Board").

         Options have been granted under the Plan by the committee (the "FWC Committee") appointed by the Board of Directors of Foster Wheeler Corporation, which has been merged with and into Foster Wheeler LLC, with Foster Wheeler LLC being the surviving entity, pursuant to the Merger Agreement (as defined in Article 9 hereof). All other matters relating to the Plan and options granted pursuant thereto are hereby delegated to the Company Board except such as are expressly herein reserved to the Board of Directors of Parent, the Compensation Committee of the Board of Directors of Parent (the "Compensation Committee") or to stockholders of Parent. The interpretation and construction by the Company Board, the Compensation Committee or the Board of Directors of Parent, as the case may be, of provisions of the Plan or of options granted pursuant thereto shall be final and conclusive. No member of the Company Board, the Compensation Committee or the Board of Directors of Parent shall be liable for any action or determination made in good faith with respect to the Plan or any option granted pursuant thereto.

         If no Compensation Committee is appointed by the Board of Directors of Parent, or if the Compensation Committee shall cease or be unable to act, all functions of the Compensation Committee shall be exercised by the Board of Directors of Parent.

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         For the avoidance of doubt,  the  obligation  to deliver  Common Shares upon the exercise of any option granted in accordance with the Plan shall be the sole obligation of the Company and not of Parent.

4.       Eligibility

         The persons eligible to receive options shall be key executive employees (including Officers and such Directors as are employees) of the Company or Subsidiaries as the FWC Committee shall have determined. An optionee may hold more than one option.

5.       Terms and Conditions of Options

         Options granted pursuant to the Plan shall be evidenced by agreements (which need not be identical) in such form as the FWC Committee shall have determined, which agreements shall not contain conditions and terms more favorable to employees than the following:

         (a)      Exercise of Options

         An option may not be exercised within one year from the date of grant of such option, or if, in the opinion of counsel for the Company, exercise of this option or delivery of shares pursuant thereto might result in a violation of any law or regulation of an agency of government or have an adverse effect on the listing status or qualification of the Common Shares on any securities exchange.

         (b)      Option Price

         The option shall state the option price which shall be 100% of the fair market value of the Common Shares on the date of the granting of the option. The mean of the high and low sale prices of the Common Shares on the New York Stock Exchange on the day an option is granted may be taken by the FWC Committee as the fair market value.

         (c)      Medium and Time of Payment

         The option price shall be paid upon  exercise (i) in U.S.  dollars,  or
(ii) at the option of the Company Board, in Common Shares owned of record by the employee for at least six months prior to the exercise date. Such shares shall be valued at the mean of the high and low sale prices of such shares on the New York Stock Exchange on the day of exercise.

         (d)      Term of Options

         No option shall be exercisable after ten years from the date granted.

         (e)      Termination of Employment

         If an optionee retires under a pension plan of the Company or a Subsidiary, becomes disabled and is unable to continue work, or is terminated for the convenience of the Company, the optionee's option may be exercised (to the extent that the optionee would have been entitled to


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do so at the time his employment terminated) at any time prior to the expiration date of the option.

         If an optionee dies while employed by the Company or a Subsidiary, or dies while retired, disabled or terminated as set forth in the preceding paragraph, the option may be exercised (to the extent that the optionee shall have been entitled to do so at his death) by a legatee or legatees of the optionee under his last will, or by his personal representatives or distributees, at any time prior to the expiration date of the option.

         In the event that the employment of an optionee shall be terminated, otherwise than for the reasons set forth above, the option may be exercised (to the extent that the optionee shall have been entitled to do so at the termination of his employment) at any time within three months after such termination, but not later than the expiration date of the option.

         So long as the optionee shall continue to be an employee of the Company or a Subsidiary, the option shall not be affected by (i) any change of duties or position, or (ii) any temporary leave of absence approved by each employing corporation and by the Company Board. Nothing in this Plan or in any option agreement hereunder shall confer upon any employee any right to continue in the employ of the Company or a Subsidiary or interfere in any way with the right of the Company or such Subsidiary to terminate his employment at any time, with or without cause.

         For purposes of this section of the Plan, a member of the Company Board or of the Board of Directors of Parent, so long as he remains on such Board, shall not be deemed to have terminated his employment by reason of his retirement as an employee of the Company. Upon termination as a member of either or both such Boards, or death, the Board member, a legatee or legatees, or his personal representative or distributees shall have the same time period to exercise an option as provided above for a retired or deceased employee.

         (f)      Assignability

         No option shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution. During the lifetime of an optionee, the option shall be exercisable only by the optionee.

         (g)      Rights as a Shareholder

         An optionee shall have no rights as a shareholder with respect to any shares covered by his option until the date of the issuance of a certificate to him for such shares.

         (h)      Grants of Units

         The Company Board shall have the right to grant units ("Units") to optionees. Each Unit shall represent the right to receive upon exercise, in cash, the excess of the fair market value, on the date of exercise, of the Common Shares subject to such Unit, or such other amount as may be provided by the Company Board at the time of grant of the Unit, over the exercise price of the Unit. The grant of any Units under the Plan shall be subject to the approval of the Compensation Committee. A Unit shall be exercisable only upon a "Change of Control" as hereinafter defined.


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A Unit may be granted  independently  of any option granted  hereunder or may be granted in respect of Common Shares subject to an option concurrently granted ("related option or Unit"). In either case, the exercise of such Unit or related option, as the case may be, in whole or in part, shall be treated as if such related option or Unit has been exercised to the same extent. Each Unit which is related to an option shall be exercisable only when such related option is exercisable and shall be subject to all the restrictions and limitations applicable to each related option.

         For purposes of the Plan, a "Change of Control" shall mean:

                  (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of Parent where such acquisition causes such Person to own 20% or more of the combined voting power of the then outstanding voting securities of Parent entitled to vote generally in the election of directors (the "Outstanding Parent Voting Securities"); provided, however, that for purposes of this subsection (1), the following acquisitions shall not be deemed to result in a Change of Control: (i) any acquisition directly from Parent or any corporation or other legal entity controlled, directly or indirectly, by Parent, (ii) any acquisition by Parent or any corporation or other legal entity controlled, directly or indirectly, by Parent, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Parent or any corporation or other legal entity controlled, directly or indirectly, by Parent or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subsection (3) below; and provided, further, that if any Person's beneficial ownership of the Outstanding Parent Voting Securities reaches or exceeds 20% as a result of a transaction described in clause
         (i) or (ii) above, and such Person subsequently acquires beneficial ownership of additional voting securities of Parent, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 20% or more of the Outstanding Parent Voting Securities; or

                  (2) individuals who, as of the Effective Time (as defined in Article 9 hereof), constitute the Board of Directors of Parent (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of Parent; provided, however, that any individual becoming a director subsequent to the Effective Time whose election, or nomination for election by Parent's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of Parent; or

                  (3) the approval by the shareholders of Parent of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Parent ("Business Combination") or, if consummation of such Business Combination is subject, at the time of such approval by shareholders, to the consent of any government or


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governmental  agency,  the  obtaining  of such  consent  (either  explicitly  or implicitly by consummation); excluding, however, such a Business Combination pursuant to which (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Parent Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns Parent or all or substantially all of Parent's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Parent Voting Securities, (ii) no Person (excluding any (x) corporation owned, directly or indirectly, by the beneficial owners of the Outstanding Parent Voting Securities as described in clause (i) immediately preceding or (y) employee benefit plan (or related trust) of Parent or such corporation resulting from such Business Combination, or any of their respective subsidiaries) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors of Parent, providing for such Business Combination; or

                  (4) approval by the shareholders of Parent of a complete liquidation or dissolution of Parent.

         For the avoidance of doubt, neither the approval nor the consummation of the merger of Foster Wheeler Corporation with and into Foster Wheeler LLC (whereby each outstanding share of common stock of Foster Wheeler Corporation (other than those shares of such common stock held by Foster Wheeler Corporation or any direct or indirect wholly-owned subsidiary of Foster Wheeler Corporation) was converted into one Common Share), or any restructuring transactions contemplated by or related to such merger, shall be deemed to constitute or result in, directly or indirectly, a Change of Control, for purposes of the Plan.

6.       Term of Plan

         Subject to Article 8, the Plan shall remain in effect until all options granted under the Plan have been exercised or expire.

7.       Recapitalization

         In the  event of  changes  in the  Common  Shares  by  reason  of share
dividends,    split-ups   or   combination    of   shares,    reclassifications,
recapitalizations,  mergers,  consolidations,  reorganizations


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or liquidations,  appropriate  adjustments shall be made by the Company Board in
(a) the number and class of shares  available  under the Plan in the  aggregate,
(b) the option price provided for in the Plan, (c) the number and class of shares to which optionees will thenceforth be entitled upon exercise of their options, and (d) the price which optionees shall be required to pay upon such exercise.

         Whether any adjustment or modification is required as a result of the occurrence of any of the events hereinbefore specified, and the amount thereof, shall be determined by the Company Board, which determination shall be final, binding and conclusive; provided, however, that any adjustments or modifications to the Plan or options thereunder pursuant to this Section 7 shall be subject to the approval of the Compensation Committee.

8.       Amendment of the Plan

         The Company Board may from time to time suspend, discontinue or abandon the Plan or revise or amend it in any respects whatsoever; provided, however, that (a) without approval of the shareholders of Parent the number of shares subject to the Plan shall not be increased and the price at which options may be granted shall not be decreased, other than appropriate adjustments necessary to reflect share dividends, split-ups, or combinations of shares, reclassifications, recapitalizations, mergers, consolidations, reorganizations or liquidations, and (b) an outstanding option shall not be amended in any respect without the consent of the optionee to whom granted; provided further, however, that any such suspension, discontinuance or abandonment, or revision or amendment, of the Plan shall be subject to the approval of the Board of Directors of Parent.

9.       Adoption of Plan and Status of Prior Plans

         The Plan became effective when adopted by the Board of Directors of Foster Wheeler Corporation and approved by the stockholders of Foster Wheeler Corporation at a duly held stockholders' meeting by a favorable vote of holders of shares representing a majority of the votes entitled to be cast on matters submitted to stockholders. The Company Board approved the assumption by the Company of the Plan and all outstanding options thereunder in connection with the reorganization transactions contemplated by, and pursuant to, that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 25, 2001, among Foster Wheeler Corporation, Parent and Foster Wheeler LLC, an indirect wholly-owned subsidiary of Parent. The Plan is hereby amended and restated in its entirety, effective as of the Effective Time (as defined in the Merger Agreement). Adoption of the Plan by the Board of Directors of Foster Wheeler Corporation or the Company and approval of the Plan by the stockholders of Foster Wheeler Corporation shall not affect the stock option plans of the Company previously adopted by the stockholders of Foster Wheeler Corporation or Parent or options outstanding under such plans. As of the Effective Time, no additional options may be granted under the Plan; however, options previously granted hereunder shall thereafter continue in force except as they may be terminated or expire in accordance with any other terms of the Plan or the applicable option. For all dates prior to the Effective Time, references in the Plan to "Common Shares" shall be deemed references to the common stock of Foster Wheeler Corporation. Foster Wheeler LLC and Foster Wheeler International Holdings, Inc., each an indirect, wholly-owned subsidiary of Parent, have executed an agreement to unconditionally guarantee the Company's performance of its obligations under the Plan, effective as of the Effective Time.

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